RECORDATION REQUESTED BY:

          Pacific One Bank
          P.O. Box 40108
          Portland, Oregon  97240-0108

WHEN RECORDED MAIL TO:

          Pacific One Bank
          P.O. Box 40108
          Portland, Oregon  97240-0108

SEND TAX NOTICES TO:

          Timberline Software Corporation
          9600 S.W. Nimbus Avenue
          Beaverton, Oregon 97008


                                SPACE ABOVE THIS LINE IS FOR RECORDER'S USE ONLY
--------------------------------------------------------------------------------

                                DEED OF TRUST
                         LINE OF CREDIT INSTRUMENT

LINE OF CREDIT INSTRUMENT. (a) This Deed of Trust is a LINE OF CREDIT INSTRUMENT. (b) The maximum principal amount to be advanced pursuant to the Note is Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($9,750,000.00).
(c) The term of the credit agreement commences on the date of this Deed of Trust and ends no later than November 1, 2009. (d) The maximum principal amount to be advanced pursuant to the Note may be exceeded by advances necessary to complete construction of previously agreed upon improvements on the Real Property.

THIS DEED OF TRUST IS DATED , December 1,1997, among Timberline Software Corporation, whose address is 9600 S.W. Nimbus Avenue, Beaverton, Oregon 97008 (referred to below as "Grantor"); Pacific One Bank, whose address is P.O. Box 40108, Portland, Oregon 97240-0108 (referred to below sometimes as "Lender" and sometimes as "Beneficiary"); and Valerie T. Auerbach, whose address is 121 SW Morrison, Suite 600, Portland, Oregon 97204 (referred to below as "Trustee").

CONVEYANCE AND GRANT. For valuable consideration, Grantor conveys to Trustee for the benefit of Lender as Beneficiary all of Grantor's right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, located in Washington County, State of Oregon (the "Real Property"):

            Lots 6 and 7, CORPORATE CENTER AT CORNELL OAKS, recorded January 26, 1995 in Plat Book 95, Pages 27 through 32, recorded as Document No. 95005969, situated in the County of Washington and State of Oregon.

            TOGETHER WITH a non-exclusive right, privilege and easement for ingress and egress of pedestrian and vehicular traffic as disclosed by Easement Agreement recorded August 5, 1997, Recorder's Fee No. 97071989.

Grantor presently assigns to Lender (also known as Beneficiary in this Deed of Trust) all of Grantor's right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Grantor grants Lender a Uniform Commercial Code security interest in the Rents and the Personal Property defined below.

DEFINITIONS. The following words shall have the following meanings when used in this Deed of Trust. Terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

      Beneficiary. The word "Beneficiary" means Pacific One Bank, its successors and assigns. Pacific One Bank also is referred to as "Lender" in this Deed of Trust.

      Borrower. The word "Borrower" means Timberline Software Corporation. Timberline Software Corporation is also referred to herein as Grantor.

      Deed of Trust. The words "Deed of Trust" mean this Deed of Trust among Grantor, Lender, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

      Grantor. The word "Grantor" means any and all persons and entities executing this Deed of Trust, including without limitation Timberline Software Corporation.

      Guarantor. The word "Guarantor" means and includes without limitation, any and all guarantors, sureties, and accommodation parties in connection with the Indebtedness.

      Improvements. The word "Improvements" means and includes without limitation all existing and future improvements, fixtures, buildings, structures, mobile homes affixed on the Real Property, facilities, additions and other construction on the Real Property.

      Indebtedness. The word "Indebtedness" means all principal and interest payable under the Note and any amounts expended or advanced by Lender to discharge obligations of Grantor or expenses incurred by Trustee or Lender to enforce obligations of Grantor under this Deed of Trust, together with interest on such amounts as provided in the Note.

      Lender. The word "Lender" means Pacific One Bank, its successors and assigns.

      Note. The word "Note" means the Note dated December 1, 1997, in the principal amount of Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($9,750,000.00) from Borrower to Lender, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note. The rate of interest on the Note is subject to indexing, adjustment, renewal, or renegotiation.

      Personal Property. The words "Personal Property" mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, which are now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

      Property. The word "Property" means collectively the Real Property and the Personal Property.

      Real Property. The words "Real Property" mean the property, interests and rights described above in the "Conveyance and Grant" section.

      Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

      Rents. The word "Rents" means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

      Trustee. The word "Trustee" means Valerie T. Auerbach and any substitute or successor trustees.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (1) PAYMENT OF THE INDEBTEDNESS AND (2) PERFORMANCE OF ANY AND ALL OBLIGATIONS OF GRANTOR UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST. THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS ALSO GIVEN TO SECURE ANY AND ALL OBLIGATIONS OF GRANTOR UNDER THAT CERTAIN CONSTRUCTION LOAN AGREEMENT BETWEEN GRANTOR AND LENDER OF EVEN DATE HEREWITH. ANY EVENT OF DEFAULT UNDER THE CONSTRUCTION LOAN AGREEMENT, OR ANY OF THE RELATED DOCUMENTS REFERRED TO THEREIN, SHALL ALSO BE AN EVENT OF DEFAULT UNDER THIS DEED OF TRUST. THE NOTE AND THIS DEED OF TRUST ARE GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

GRANTOR'S REPRESENTATION AND WARRANTY. Grantor warrants that Grantor has the full power and right to enter into this Deed of Trust and to hypothecate the Property.

GRANTOR'S WAIVERS. Grantor waives all rights or defenses arising by reason of any "one action" or "anti-deficiency" law, or any other law which may prevent Lender from bringing any action against Grantor, including a claim for deficiency to the extent Lender is otherwise entitled to a claim for deficiency, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale.

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Borrower shall pay to Lender all Indebtedness secured by this Deed of Trust as it becomes due, and Borrower and Grantor shall strictly perform all their respective obligations under the Note, this Deed of Trust, and the Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Grantor and Borrower agree that Grantor's possession and use of the Property shall be governed by the following provisions:

      Possession and Use. Until the occurrence of an Event of Default, Grantor may (a) remain in possession and control of the Property, (b) use, operate or manage the Property, and (c) collect any Rents from the Property. The following provisions relate to the use of the Property or to other limitations on the Property. THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE
      PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

      Duty to Maintain. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

      Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Deed of Trust, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Grantor represents and warrants to Lender that: (a) During the period of Grantor's ownership of the
      Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about the Property; (b) Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of the Property or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (c) Except as previously disclosed to and acknowledged by Lender in writing,
      (i) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about the Property and (ii) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Property for hazardous waste. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Grantor's ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of the Deed of Trust, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

      Nuisance, Waste. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Specifically without limitation, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Lender.

      Removal of Improvements. Grantor shall not demolish or remove any Improvements from the Real Property without the prior written consent of Lender. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

      Lender's Right to Enter. Lender and its agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender's interests and to inspect the Property for purposes of Grantor's compliance with the terms and conditions of this Deed of Trust.

      Compliance with Governmental Requirements. Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Property are not jeopardized. Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

      Duty to Protect. Grantor agrees neither to abandon nor leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

      ADA/FHAA Compliance. So long as this Deed of Trust remains outstanding, Grantor will, at its own cost and expense, in respect of the Property and in respect of Grantor's business activities at or within the Property: (a) comply with all requirements of the federal Americans with Disabilities Act (the "ADA") and the federal Fair Housing Amendments Act of 1988 (the "FHAA") and the rules and regulations promulgated thereunder (the "Rules"), to the extent applicable to Grantor's ownership, management, operation, leasing, use, construction, reconstruction, repair, remodeling, rehabilitation, or alteration of the Property or any part thereof; (b) immediately provide to Lender written notice (and copies of) any and all notices of actual, potential, or alleged violations of the ADA, the FHAA, or the Rules and any and all governmental investigations or regulatory actions instituted or threatened against Grantor or the Property or

      Grantor's business activities at or within the Property regarding the ADA, the FHAA, or the Rules; and (c) furnish to Lender, from time to time whenever reasonably requested by Lender, a Compliance Assessment, in form and substance reasonably satisfactory to Lender, prepared by an architect or engineer with skill, experience, and reputation acceptable to Lender, in the field of compliance with the ADA or the FHAA, as applicable. Reappraisals. Lender shall have the right to obtain at Grantor's cost and expense reappraisals of the Property from any licensed or certified appraiser designated by Lender, from time to time (a) whenever such reappraisal may be required by any law, rule, or regulation applicable to the conduct of Lender's business, or may be requested or directed by any governmental authority charged with the administration of such law, rule, or regulation or Lender's compliance therewith, whether or not such request or direction has the force of law, or (b) whenever Lender has reasonable cause to believe that the then-current loan-to-value ratio applicable to the loan or loans secured by the Property exceed the original loan-to-value ratio approved by Lender with respect to such loan or loans, or (c) whenever reasonably deemed appropriate by Lender following the occurrence or during the continuation of an Event of Default. Lender may use the results of such reappraisal to evaluate and restructure such loan or loans if necessary in Lender's reasonable discretion.

DUE ON SALE - CONSENT BY LENDER. Lender may, at its option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than five (5) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Oregon law. Notwithstanding anything to the contrary set forth above, in the event Lender allows an assumption of the Note upon a sale or transfer, Lender shall be entitled to, in addition to any other fees and requirements imposed by Lender in its sole discretion, an assumption fee equal to one percent (1%) of the Note balance at the time of the assumption.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are a part of this Deed of Trust.

      Payment. Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due, except for the existing indebtedness referred to below, and except as otherwise provided in this Deed of Trust.

      Right To Contest. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen
      (15) days  after the lien  arises or, if a lien is filed,  within  fifteen
      (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys' fees or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

      Evidence of Payment. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

      Notice of Construction. Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $25,000.00. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

      Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender, together with such other insurance, including but not limited to hazard, liability, business interruption, and boiler insurance, as Lender may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor will deliver to Lender the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender. Should the Real Property at any time become located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance to the extent such insurance is required and is or becomes available, for the term of the loan and for the full unpaid principal balance of the loan, or the maximum limit of coverage that is available, whichever is less.

      Application of Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $25,000.00. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. If this Deed of Trust is not in default for any reason other than damage to or loss of the Property, and if the estimated value (as determined by Lender in its reasonable discretion) of the Property after repair, restoration, or replacement is equal to or greater than the value of the Property on the date of this Deed of Trust, Lender shall receive the proceeds and apply the proceeds to the repair, restoration, and replacement of the Property. If this Deed of Trust is in default for any reason other than damage to the Property, or if the estimated value (as determined by Lender in its reasonable discretion) of the Property after repair, restoration, or replacement is less than the value of the Property on the date of this Deed of Trust, Lender may, at its election, receive and retain the proceeds and apply the same to the reduction of the Indebtedness and/or the payment of any lien affecting the Property. If the proceeds are applied to repair, restoration and replacement, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor's interests may appear.

      Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee's sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

                                     WARNING
                                     -------

            Unless Grantor provides Lender with evidence of the insurance coverage as required herein, Lender may purchase insurance at Grantor's expense to protect Lender's interest. This insurance may, but need not, also protect Grantor's interest. If the Property becomes damaged, the coverage Lender purchases may not pay any claim Grantor makes or any claim made against Grantor. Grantor may later cancel this coverage by providing evidence that Grantor has obtained property coverage elsewhere.

            Grantor is responsible for the cost of any insurance purchased by Lender. The cost of this insurance may be added to the Note balance. If the cost is added to the Note balance, the interest rate on the Note will apply to this added amount. The effective date of coverage may be the date Grantor's prior coverage lapsed or the date Grantor failed to provide proof of coverage.

            The coverage Lender purchases may be considerably more expensive than insurance Grantor can obtain on Grantor's own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

TAX AND INSURANCE RESERVES. Subject to any limitations set by applicable law and provided Grantor defaults in the payment of taxes or insurance as required herein, Lender may require Grantor to maintain with Lender reserves for payment of annual taxes, assessments, and insurance premiums, which reserves shall be created by advance payment or monthly payments of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before due, amounts at least equal to the taxes, assessments, and insurance premiums to be paid. If fifteen (15) days before payment is due the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit from Grantor, which Lender may satisfy by payment of the taxes, assessments, and insurance premiums required to be paid by Grantor as they become due. Lender shall have the right to draw upon the reserve funds to pay such items, and Lender shall not be required to determine the validity or accuracy of any item before paying it. Nothing in the Deed of Trust shall be construed as requiring Lender to advance other monies for such purposes, and Lender shall not incur any liability for anything it may do or omit to do with respect to the reserve account. All amounts in the reserve account are hereby pledged to further secure the Indebtedness, and Lender is hereby authorized to withdraw and apply such amounts on the Indebtedness upon the occurrence of an Event of Default. Lender shall not be required to pay any interest or earnings on the reserve funds unless required by law or agreed to by Lender in writing. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the taxes and assessments required to be paid by Grantor.

EXPENDITURES BY LENDER. If Grantor fails to comply with any provision of this Deed of Trust or if any action or proceeding is commenced that would materially affect Lender's interests in the Property, Lender on Grantor's behalf may, but shall not be required to, take any action that Lender deems appropriate. Any amount that Lender expends in so doing will bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or
(c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Deed of Trust also will secure payment of these amounts. The rights provided for in this paragraph shall be in addition to any other rights or any remedies to which Lender may be entitled on account of the default. Any such action by Lender shall not be construed as curing the default so as to bar Lender from any remedy that it otherwise would have had.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust.

      Title. Grantor warrants that: (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, and (b) Grantor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

      Defense of Title. Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor's title or the interest of Trustee or Lender under this Deed of Trust, Grantor shall defend the action at Grantor's expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and

      Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

      Compliance With Laws. Grantor warrants that the Property and Grantor's use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

CONDEMNATION. The following provisions relating to condemnation proceedings are a part of this Deed of Trust. Application of Net Proceeds. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys' fees, Trustee or Lender in connection with the condemnation.

      Proceedings. If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to Lender such instruments as may be requested by it from time to time to permit such participation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust:

      Current Taxes, Fees and Charges. Upon request by Lender, Grantor shall execute such documents in addition to this Deed of Trust and take whatever other action is requested by Lender to perfect and continue Lender's lien on the Real Property. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

      Taxes. The following shall constitute taxes to which this section applies:
      (a) a specific tax upon this type of Deed of Trust or upon all or any part of the Indebtedness secured by this Deed of Trust; (b) a specific tax on Borrower which Borrower is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust; (c) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and (d) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Borrower.

      Subsequent Taxes. If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default (as defined below), and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (a) pays the tax before it becomes delinquent, or (b) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust.

      Security Agreement. This instrument shall constitute a security agreement to the extent any of the Property constitutes fixtures or other personal property, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

      Security Interest. Upon request by Lender, Grantor shall execute financing statements and take whatever other action is requested by Lender to perfect and continue Lender's security interest in the Rents and Personal Property. In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall assemble the Personal Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender.

      Addresses. The mailing addresses of Grantor (debtor) and Lender (secured party), from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code), are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust.

      Further Assurances. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (a) the obligations of Grantor and Borrower under the Note, this Deed of Trust, and the Related Documents, and (b) the liens and security interests created by this Deed of Trust on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or agreed to the contrary by Lender in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

      Attorney-in-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor's expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Borrower pays all the Indebtedness when due, terminates the line of credit, and otherwise performs all the obligations imposed upon Grantor under this Deed of Trust, Lender shall execute and deliver to Trustee a request for full reconveyance and shall execute and deliver to Grantor suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents and the Personal Property. Grantor shall pay Lender a reasonable reconveyance fee for said reconveyance.

DEFAULT. Each of the following, at the option of Lender, shall constitute an event of default ("Event of Default") under this Deed of Trust:

      Default on Indebtedness. Failure of Borrower to make any payment within ten (10) days of when due on the Indebtedness.

      Default on Other Payments. Failure of Grantor within the time required by this Deed of Trust to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

      Compliance Default. Failure of Grantor or Borrower to comply with any other term, obligation, covenant or condition contained in this Deed of Trust, the Note or in any of the Related Documents. If such a failure is curable and if Grantor or Borrower has not been given a notice of a breach of the same provision of this Deed of Trust within the preceding twelve
      (12) months, it may be cured (and no Event of Default will have occurred) if Grantor or Borrower, after Lender sends written notice demanding cure of such failure: (a) cures the failure within thirty (30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within ninety (90) days after notice is sent.

      Breaches. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor or Borrower under this Deed of Trust, the Note or the Related Documents is, or at the time made or furnished was, false in any material respect.

      Insolvency. The insolvency of Grantor or Borrower, appointment of a receiver for any part of Grantor or Borrower's property, any assignment for the benefit of creditors, the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor or Borrower, or the dissolution or termination of Grantor or Borrower's existence as a going business (if Grantor or Borrower is a business). Except to the extent prohibited by federal law or Oregon law, the death of Grantor or Borrower (or a member or partner of Grantor or Borrow) also shall constitute an Event of Default under this Deed of Trust. Lender may, at its option, permit the deceased's estate to assume unconditionally the obligations arising under the Note in a manner reasonably satisfactory to Lender, and, in so doing, cure the Event of Default.

      Foreclosure, etc. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor against any of the Property. However, this subsection shall not apply in the event of a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the foreclosure, provided that Grantor gives Lender written notice of such claim and furnishes reserves or a surety bond for the claim satisfactory to Lender.

      Breach of Other Agreement. Any breach by Grantor or Borrower under the terms of any other agreement between Grantor or Borrower and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Grantor or Borrower to Lender, whether existing now or later.

      Events Affecting Guarantor. Any Guarantor seeks, claims, or otherwise attempts to limit, modify, or revoke such Guarantor's guaranty with Lender or any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

      Insecurity.  Lender in good faith deems itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter, Trustee or Lender, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

      Accelerate Indebtedness. Lender shall have the right at its option to declare the entire Indebtedness immediately due and payable, including any prepayment penalty which Borrower would be required to pay.

      Foreclosure. With respect to all or any part of the Real Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law. If this Deed of Trust is foreclosed by judicial foreclosure, Lender will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for the amount of the unpaid balance of the judgment.

      UCC Remedies. With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

      Collect Rents. Lender shall have the right, without notice to Grantor or Borrower, to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender's costs, against the Indebtedness. In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender. If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor's attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

      Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

      Tenancy at Sufferance. If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender's option, either (a) pay a reasonable rental for the use of the Property, or (b) vacate the Property immediately upon the demand of Lender.

      Other Remedies. Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or by law.

      Notice of Sale. Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made. Reasonable notice shall mean notice given at least ten (10) days before the time of the sale or disposition. Any sale of Personal Property may be made in conjunction with any sale of the Real Property.

      Sale of the Property. To the extent permitted by applicable law, Grantor and Borrower hereby waive any and all rights to have the Property marshalled. In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property.

      Waiver; Election of Remedies. A waiver by any party of a breach of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party's rights otherwise to demand strict compliance with that provision or any other provision. Election by Lender to pursue any remedy provided in this Deed of Trust, the Note, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor or Borrower under this Deed of Trust after failure of Grantor or Borrower to perform shall not affect Lender's right to declare a default and to exercise any of its remedies.

      Attorneys' Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys' fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Lender which in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorneys' fees whether or not there is a lawsuit, including attorneys' fees for arbitration and bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

      Rights of Trustee. Trustee shall have all of the rights and duties of Lender as set forth in this section.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust.

      Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Lender and
      Grantor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

      Obligations to Notify. Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Grantor, Lender, or Trustee shall be a party, unless the action or proceeding is brought by Trustee.

      Trustee. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law. Successor Trustee. Lender, at Lender's option, may from time to time appoint a successor Trustee to any Trustee appointed hereunder by an instrument executed and acknowledged by Lender and recorded in the office of the recorder of the county in which the Real Property is situated. The instrument shall contain, in addition to all other matters required by state law, the names of the original Lender, Trustee, and Grantor, the book and page where this Deed of Trust is recorded, and the name and address of the successor trustee, and the instrument shall be executed and acknowledged by Lender or its successors in interest. The successor trustee, without conveyance of the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law. This procedure for substitution of trustee shall govern to the exclusion of all other provisions for substitution.

NOTICES TO GRANTOR AND OTHER PARTIES. Any notice under this Deed of Trust shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, registered mail, postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender's address, as shown near the beginning of this Deed of Trust. For notice purposes, Grantor agrees to keep Lender and Trustee informed at all times of Grantor's current address.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

      Amendments. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

      Accounts and Records. Grantor will maintain a standard modern system of accounting administered in accordance with generally accepted accounting principles. Lender shall have the right to examine the books of account of Grantor to the extent that they pertain to this Deed of Trust and the Property, and to discuss the affairs, finances, and accounts of Grantor to such extent, all at such reasonable times and intervals as Lender may desire. Grantor will furnish to Lender, (i) within one hundred twenty
      (120) days after and as of the close of each fiscal year, the year-end financial statements of Grantor, including a balance sheet and a statement of earnings (income and loss) from Grantor's business, as requested by Lender, in detail satisfactory to Lender; (ii) upon an Event of Default and within twenty (20) days following Lender's request therefor, all such financial information as may be necessary or appropriate for Lender's determination of Grantor's net operating income and debt service with all such financial information being prepared and certified as accurate by Grantor; (iii) from time to time, upon Lender's request, tenant rent rolls, leasing summary reports and cash flow projections (or updates thereof), setting forth the status of all existing and anticipated leases or subleases affecting the Property and Grantor's best estimate of the revenues to be obtained and the expenses to be incurred in connection with the operation of the Property for the following one-year period; and (iv) within thirty (30) days after and as of the close of each quarter of each fiscal year, the quarter-end financial statements of Grantor, including a balance sheet and statement of earnings (income and loss) from Grantor's business and from the Property, as requested by Lender, in detail satisfactory to Lender. In addition to the above, Grantor shall furnish Lender with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, copies of Grantor's tax returns.

      Applicable Law. THIS DEED OF TRUST HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF OREGON. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF MULTNOMAH COUNTY, THE STATE OF OREGON. LENDER AND GRANTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR GRANTOR AGAINST THE OTHER. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.

      Arbitration. Except as provided below, Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Deed of Trust or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the then effective arbitration rules of the Arbitration Service of Portland, Inc., or the then effective commercial arbitration rules of the American Arbitration Association, whichever organization is selected by the party which first initiates arbitration by filing a claim in accordance with the filing rules of the organization selected. Notwithstanding the above, Lender's actions to take or dispose of any Property shall not be prohibited by this arbitration agreement nor constitute a waiver of this arbitration provision as to all other disputes. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Property, including any claim to rescind, reform, or otherwise modify any agreement relating to the Property, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Deed of Trust shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes.

      Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

      Lender's Right to Sell Participations in the Loan. Lender may at any time sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of, to any one or more other lenders (hereinafter called "Participants") all or any part of the indebtedness of Grantor at any time outstanding under the Note, this Deed of Trust, or any of the Related Documents (collectively, the "Loan Documents"). Grantor acknowledges and agrees that any such disposition will give rise to an obligation of Grantor to each Participant and that, in such event, each Participant shall, for all purposes hereof, be entitled to the benefits of the Loan Documents and all other documents, instruments, and agreements therein described, as its interest may appear. Grantor shall, from time to time at the request of Lender, execute and deliver, or cause to be executed and delivered, to Lender or to such party or parties (including any Participant) as Lender may designate, any and all such further instruments as may in the opinion of Lender be necessary or desirable to give full force and effect to such disposition, including, but not limited to, a new note or new notes to be issued in exchange for the Note and such estoppel certificates or other instruments as may be requested from Grantor to evidence the continuing validity of the Loan Documents and the absence of any default by Lender thereunder. Notwithstanding the foregoing, Grantor acknowledges that no Participant shall be deemed a direct lender or co-lender with Lender.

      Maintenance of Depository Relationship. Grantor shall, at all times while any portion of the Note remains unpaid, maintain a depository relationship with Lender, or a subsidiary or affiliate of Lender, until completion of the initial construction project and receipt of an occupancy certificate.

      Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

      Multiple Parties; Corporate Authority. All obligations of Grantor and Borrower under this Deed of Trust shall be joint and several, and all references to Borrower shall mean each and every Borrower, and all references to Grantor shall mean each and every Grantor. This means that each of the Borrowers signing below is responsible for all obligations in this Deed of Trust. Where any one or more of the parties are corporations or partnerships or limited liability companies, it is not necessary for Lender to inquire into the powers of any of the parties or of the officers, directors, partners, members, or agents acting or purporting to act on their behalf.

      Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Deed of Trust in all other respects shall remain valid and enforceable.

      Successors and Assigns. Subject to the limitations stated in this Deed of Trust on transfer of Grantor's interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the Indebtedness.

      Time Is of the Essence. Time is of the essence in the performance of this Deed of Trust.

      Waivers and Consents. Lender shall not be deemed to have waived any rights under this Deed of Trust (or under the Related Documents) unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by Lender, nor any course of dealing between Lender and Grantor or Borrower, shall constitute a waiver of any of Lender's rights or any of Grantor or Borrower's obligations as to any future transactions. Whenever consent by Lender is required in this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

COMMERCIAL DEED OF TRUST. Grantor agrees with Lender that this Deed of Trust is a commercial deed of trust and that Grantor will not change the use of the Property without Lender's prior written consent.

EACH GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND EACH GRANTOR AGREES TO ITS TERMS.

GRANTOR:

Timberline Software Corporation

By: /s/ Thomas P. Cox
   ----------------------------
Its:  Senior Vice President
    ---------------------------

                          CORPORATE ACKNOWLEDGMENT

STATE OF OREGON                 )
                                ) ss.
County of WASHINGTON            )


         On this first day of December, 1997, before me, a Notary Public in and for said state, personally appeared Thomas P. Cox, Senior Vice President of Timberline Software Corporation, known to me to be the person who executed the within DEED OF TRUST on behalf of said corporation and acknowledged to me that he/she/they executed the same for the purposes therein stated.



                                          /s/Ronald M. Osmond
                                         -------------------------------
                                         Notary Public for Oregon
                                         My Commission Expires: July 5, 1999


                         REQUEST FOR FULL  RECONVEYANCE
          (To be used only when  obligations have been paid in full)

To:                                , Trustee
   --------------------------------
The undersigned is the legal owner and holder of all Indebtedness secured by this Deed of Trust. All sums secured by this Deed of Trust have been fully paid and satisfied. You are hereby directed, upon payment to you of any sums owing to you under the terms of this Deed of Trust or pursuant to any applicable statute, to cancel the Note secured by this Deed of Trust (which is delivered to you together with this Deed of Trust), and to reconvey, without warranty, to the parties designated by the terms of this Deed of Trust, the estate now held by you under this Deed of Trust. Please mail the reconveyance and Related Documents to: .

Date:                                      Beneficiary:
     ----------------                                  -------------------
                                           By:
                                              ----------------------------
                                           Its:
                                               ---------------------------